UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2026

NSTS Bancorp, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-41232 (Commission File Number)	87-2522769 (I.R.S. Employer Identification No.)

700 S. Lewis Avenue Waukegan, Illinois (Address of Principal Executive Offices)	60085 (Zip Code)

Registrant’s Telephone Number, Including Area Code: (847) 336-4430

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NSTS	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 12, 2026, Brookfield Bancshares, Inc. (“Parent”), a Delaware corporation and registered bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”), and NSTS Bancorp, Inc. (the “Company”), a Delaware corporation and registered savings and loan holding company under the Home Owners’ Loan Act of 1933, as amended (the “HOLA”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which (1) the Company will merge with and into a newly formed Delaware corporation and wholly owned subsidiary of Parent, BRKD Merger Sub Inc. (“Parent Merger Sub”), with the Company as the surviving corporation (the “Merger”) and (2) immediately following the Merger, the Company will be merged with and into Parent, with Parent surviving the merger (the “Second Merger”). Following the Second Merger, North Shore Trust and Savings, a federally-chartered stock savings institution with its principal office in Waukegan, Illinois (the “Bank”), will become a wholly-owned subsidiary of Parent. The Bank will continue to operate under its existing name and federal savings association charter as a subsidiary of Parent.

Under the terms of the Merger Agreement, each share of common stock, par value $0.01 per share, of the Company (“Company Stock”) that is issued and outstanding at the effective time of the Merger (the “Effective Time”), will be converted into the right to receive cash in an aggregate amount equal to $73,662,000 (the “Merger Consideration”), or approximately $14.28 per share of outstanding Company Stock. In addition, all shares of restricted stock of the Company granted under the NSTS Bancorp, Inc. 2023 Equity Incentive Plan (the “Plan”), whether or not vested, will vest at the Effective Time and be entitled to receive the Merger Consideration. All stock options granted under the Plan, whether or not vested, will vest at the Effective Time and be entitled to receive a cash payment equal to the difference between the option’s exercise price and the per share Merger Consideration, to be paid out of the aggregate Merger Consideration.

The Merger Agreement contains customary representations and warranties of the Company and Parent, and each party has agreed to customary covenants, including, among others, covenants relating to (1) the conduct of the Company’s and the Bank’s businesses during the interim period between the execution of the Merger Agreement and the closing of the Merger, (2) the Company’s obligations to facilitate its stockholders’ consideration of, and voting upon, the Merger Agreement and the Merger, (3) the recommendation by the board of directors of the Company in favor of approval of the Merger Agreement and the Merger by its stockholders, and (4) the Company’s non-solicitation obligations relating to alternative business combination transactions during the pendency of the Merger.

Consummation of the Merger is subject to certain conditions, including, among others, approval of the Merger and the Merger Agreement by the Company’s stockholders, the receipt of all required regulatory approvals and expiration of applicable waiting periods, accuracy of specified representations and warranties of each party, the performance in all material respects by each party of its obligations under the Merger Agreement, and the absence of any injunctions or other legal restraints.

The Merger Agreement provides certain termination rights for both Parent and the Company, and further provides that upon termination of the Merger Agreement under certain circumstances, the Company will be obligated to pay Parent a termination fee of $3,000,000. Under the Merger Agreement, the Bank’s President and Chief Executive Officer, Stephen G. Lear, will remain on the Bank’s board of directors after the acquisition. One additional individual, to be mutually agreed to by the parties, from the Bank’s current board of directors or from the communities served by the Bank, will also serve on the Bank’s board of directors after the acquisition.

In connection with the execution of the Merger Agreement, the directors and executive officers of the Company and the Bank entered into a voting and support agreement pursuant to which such individuals, in their capacities as stockholders, have agreed, among other things, to vote their respective shares of Company Stock in favor of the approval of the Merger Agreement and the transactions contemplated thereby. The form of the voting and support agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such document, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, and were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (1) will not survive consummation of the Merger, unless otherwise specified therein, and (2) were made only as of the date on which the Merger Agreement was signed or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date the Merger Agreement was signed, which subsequent information may or may not be fully reflected in any public disclosure. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with other factual information regarding the Company or Parent, their respective affiliates or their respective businesses.

Item 7.01.	Regulation FD Disclosure.

In connection with the execution of the Merger Agreement discussed in Item 1.01 above, the Company and Parent issued a joint press release on May 12, 2026. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information contained in Item 7.01, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference into any registration statement or other document pursuant to the Securities Act, or into any filing or other document pursuant to the Exchange Act, except to the extent required by applicable law or regulation.

**********

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K, including statements regarding the expected timetable for completion of the proposed transaction, the results, effects and benefits of the proposed transaction, future opportunities for Parent, the Company and their respective subsidiaries, and any other statements regarding future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are forward-looking statements based on assumptions currently believed to be valid. Forward-looking statements may include, but are not limited to, statements relating to each of Parent’s, the Company’s and their respective subsidiaries’ plans, strategies and expectations, near-term loan growth, net interest margin, mortgage banking profits, expenses, asset quality, capital levels, continued earnings, and liquidity. Forward-looking statements are generally identifiable by use of the words “believe,” “may,’’ “will,” “should,” “could,” “expect,” “estimate,” “intend,” “anticipate,” “project,” “plan” or similar expressions, including the negative forms of such expressions. Forward-looking statements are frequently based on assumptions that may or may not materialize and are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995.

These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including, but not limited to, the possibility that stockholders of the Company may not approve the Merger Agreement; the risk that a condition to closing of the proposed transaction may not be satisfied, that either party may terminate the Merger Agreement or that the closing of the proposed transaction might be delayed or not occur at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; the diversion of management time on transaction-related issues; the ultimate timing, outcome and results of integrating the operations of the Company into those of Brookfield; the effects of the merger on Parent’s and the Company’s future financial condition, results of operations, strategy and plans; and regulatory approvals of the transaction.

Additional factors that could cause actual results to differ materially from those described above can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission (the “SEC”) on March 27, 2026, and in its subsequently filed Quarterly Reports on Form 10-Q, and in other documents the Company files with the SEC, each of which is on file with the SEC and available at the SEC’s website at www.sec.gov, and available from the Company’s website at https://ir.northshoretrust.com/sec-filings/all-sec-filings.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither Parent nor the Company assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. All forward-looking statements, express or implied, included in this Current Report on Form 8-K are qualified in their entirety by this cautionary statement.

Important Information and Where to Find It

In connection with the proposed transaction, the Company will file with the SEC and provide its stockholders with a proxy statement on Schedule 14A and other relevant documents concerning the proposed transaction. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed transaction. STOCKHOLDERS OF THE COMPANY ARE URGED TO CAREFULLY READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT THE COMPANY FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The preliminary proxy statement, the definitive proxy statement and any other documents filed by the Company with the SEC (when available) may be obtained free of charge at the SEC’s website at www.sec.gov or by accessing the Investor Relations section of the Company’s website at https://ir.northshoretrust.com/sec-filings/all-sec-filings, or by directing a request to:

Christine E. Stickler
Corporate Secretary
NSTS Bancorp, Inc.
700 S. Lewis Avenue
Waukegan, IL 60085

The information available through the Company’s investor relations website is not and shall not be deemed part of this filing or incorporated by reference into other filings that the Company makes with the SEC.

Participants in the Proxy Solicitation

The Company and its directors and executive officers and other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information regarding the Company’s executive officers and directors, including their ownership of the Company’s securities, is included in its definitive proxy statement for its 2026 annual meeting of stockholders filed with the SEC on April 17, 2026, and subsequent documents filed with the SEC.

Additional information regarding the identity of participants in the solicitation of proxies, and a description of their direct or indirect interests in the proposed transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction when they become available. Free copies of these documents may be obtained as described in the preceding paragraph.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger by and between the Company, Parent and Parent Sub, dated as of May 12, 2026
10.1	Form of Voting and Support Agreement
99.1	Joint Press Release issued on May 12, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

The Company has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(b) of Regulation S-K. The Company will furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NSTS Bancorp, Inc.

Date: May 12, 2026	By:	/s/ Stephen G. Lear
	Name:	Stephen G. Lear
	Title	President and Chief Executive Officer

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